                                                                   [     ], 2003

[address]

         Re:   MILESTONE SCIENTIFIC INC  ("MILESTONE")

Dear [    ]:

     This will confirm that Milestone has agreed to issue to you and that you have agreed to accept from Milestone [ ] shares of common stock in payment of $[
], as consideration for services rendered to Milestone.

     By signing this letter, you confirm that (i) you are an "accredited investor" within the meaning of Rule 215 of the Rules and Regulations under the
Securities Act, and (ii) you have acquired the shares for investment and acknowledge that the shares cannot be resold or otherwise disposed of until they are registered under the Securities Act and any applicable state securities laws or an exemption from registration is available.

     Since the shares will not be registered at the time of issuance, the certificates representing the shares delivered to you will bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD,
     TRANSFERRED, HYPOTHECATED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE
     REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS EXEMPT
     FROM REGISTRATION UNDER THE ACT.

     Please acknowledge your agreement and understanding of the above provisions by signing and dating a copy of this letter and returning it to us by facsimile and mail. The shares will be delivered to you promptly after receipt of your acknowledgement.

                                                      Very truly yours,

                                                      MILESTONE SCIENTIFIC INC.

                                                      By:
                                                         -----------------------

                                                         Chief Financial Officer

ACCEPTED AND AGREED TO
THIS    DAY OF      , 2003

----------------------------
[       ]
By: [       ]